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Bank of America

August 12, 1997

                                                              Commercial Banking
Mr. Ken Ross
Chief Financial Officer
Coffee People, Inc.
15100 S.W. Koll Parkway, Suite J
Beaverton, OR  97006

Dear Mr. Ross:

This letter is to acknowledge that Coffee People, Inc. ("Borrower") has breached Paragraphs 8.3, 8.3A, 8.4 and 9.12 of its Business Loan Agreement dated September 4, 1996 ("Agreement") , between Borrower and Bank of America NT&SA ("Bank").

Paragraph 8.3 of the Agreement requires the Borrower maintain a minimum Current Ratio of 1.25:1. As of June 30, 1997, the Borrower reported a Current Ratio of 0.96:1.

Paragraph 8.3A of the Agreement requires the Borrower maintain a maximum ratio of Total Liabilities to Tangible Net Worth of 1.50:1. As of June 30, 1997, the Borrower reported a ratio of 4.41:1.

Paragraph 8.4 of the Agreement requires the Borrower maintain a minimum Cash Flow Ratio of 2.00:1. As of June 30, 1997, the Borrower reported negative Cash Flow of $791,000.

Paragraph 9.12 of the Agreement requires the Borrower not incur a Material Adverse Change in the Borrower's financial position. As of June 30, 1997, the Borrower reported a Material Adverse Change in the form of a $5,500,000 extraordinary charge to earnings for store closures and related restructuring.

The Bank waives compliance with the breached covenants through June 30, 1997, upon the following conditions:

      The Borrower maintain a Minimum Cash Balance of $2,400,000 as reported on the Borrower's financial statements.

      The Borrower will provide year to date information detailing individual store revenues and earnings.

      The Borrower will provide to the Bank monthly company prepared interim financial statements.

As of August 12, 1997, the Borrower has met the above conditions.

This waiver applies only to the breached covenants. This waiver does not apply to any other breach that may now exist or may occur after the date of this waiver with respect to the breached covenant or any other term, condition, or covenant of the Agreement. All other terms and conditions of the Agreement remain unchanged.

Sincerely,

/s/ Gregg Christoffersen
----------------------------
Gregg Christoffersen
Credit Manager